EXHIBIT 23.1


                               KYLE L. TINGLE, CPA


                                                                January 19, 2003


To Whom It May Concern:


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of January 19, 2004 accompanying the audited financial statements of Pro-Active Solutions, Inc., as at November 30, 2003, in the Form 10QSB with the U.S. Securities and Exchange Commission.


Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC
















P.O. Box 50329 * Henderson, Nevada 89016 * Phone: (702) 450-2200 * Fax: (702)
436-4218 * e-mail: ktingle@.kyletinglecpa.net